Exhibit 10.2

JOINDER AND SECOND AMENDMENT TO CREDIT AGREEMENT

THIS JOINDER AND SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of August 30, 2013 (this “Amendment”) is by and among JPMORGAN CHASE BANK, N.A., a national banking association (the “Bank”), ORION ASSET MANAGEMENT, LLC, a Wisconsin limited liability company (the “Borrower”), ORION ENERGY SYSTEMS, INC., a Wisconsin corporation (“OES”), CLEAN ENERGY SOLUTIONS, LLC, a Wisconsin limited liability company (“CES”), and GREAT LAKES ENERGY TECHNOLOGIES, LLC, a Wisconsin limited liability company (“GLET”), HARRIS MANUFACTURING, INC., a Florida corporation (“HMI”), and HARRIS LED, LLC, a Florida limited liability company (“HLED” and together with the Borrower, OES, CES, GLET and HMI each individually, a “Loan Party” and collectively, the “Loan Parties”), and amends and supplements that certain Credit Agreement dated as of September 30, 2011, as amended to date (as so amended, the “Credit Agreement”), by and among the Bank and the Loan Parties (other than HMI and HLED).

RECITAL

The parties desire to amend and supplement the Credit Agreement as provided below.

AGREEMENTS

In consideration of the recital, the promises and agreements set forth in the Credit Agreement, as amended hereby, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Definitions and References. Capitalized terms not otherwise defined herein have the meanings assigned in the Credit Agreement. All references to the Credit Agreement contained in the Collateral Documents and the other Loan Documents shall, upon fulfillment of the conditions specified in section 4 below, mean the Credit Agreement as amended by this Amendment.

2. Joinder of HMI and HLED. The Loan Parties and the Bank, hereby agree as follows:

(a) HMI and HLED each hereby acknowledge, agree and confirm that, by its execution of this Amendment, with the effect as of the date upon which it became a Subsidiary of the Borrower, it will be deemed to be a Loan Party under the Credit Agreement and a “Loan Guarantor” for all purposes of the Credit Agreement and shall have all of the obligations of a Loan Party and a Loan Guarantor thereunder as if it had executed the Credit Agreement. HMI and HLED each hereby ratify, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the representations and warranties of the Loan Parties set forth in section 3 of the Credit Agreement (such representations and warranties deemed to have been made as of the date hereof), (b) all of the covenants set forth in sections 5 and 6 of the Credit Agreement and (c) all of the guaranty obligations set forth in section 8 of the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 2, HMI and HLED each, subject to the limitations set forth in section 8 hereof and section 8.9 of the Credit Agreement, hereby guarantees, jointly and severally with the other Loan Guarantors, to the Bank, as provided in section 8 of the Credit Agreement, the prompt payment and performance of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof and agrees that if any of the Guaranteed Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), HMI and HLED shall, jointly and severally together with the other Loan Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

(b) If required, HMI and HLED each are, simultaneously with the execution of this Amendment, executing and delivering such Collateral Documents (and such other documents and instruments) as requested by the Bank in accordance with the Credit Agreement.

(c) All notices required to be sent to HMI or HLED shall be sent to the Loan Parties Representative in the manner and to the address set forth in section 9.4 of the Credit Agreement.

(d) HMI and HLED each hereby waive acceptance by the Bank of the guaranty by it upon the execution of this Amendment by HMI and HLED, respectively.

3. Amendments to the Credit Agreement.

(a) Section 1.1 of the Credit Agreement is amended to insert the following defined terms to appear in the proper alphabetical order therein:

“Debt Service Period” means the period commencing on the date on which a Debt Service Triggering Event occurs and ending on the Maturity Date.

“Debt Service Triggering Event” means the attainment of a Debt Service Coverage Ratio as of the end of any fiscal quarter greater than 1.50:1.00.

“Funded Debt” means, as to any Person, Indebtedness (including Subordinated Debt) of such Person and its Consolidated Subsidiaries that matures more than one year from the date of its creation (or is renewable or extendible, at the option of such Person, to a date more than one year from such date).

“Funded Debt to EBITDA Ratio” means, as to any Person, the relationship expressed as a numeric ratio, between:

(a) Funded Debt,

and

(b) EBITDA;

all as determined, without duplication, for such Person and its Consolidated Subsidiaries for the 12 month period ending as of the end of the applicable fiscal quarter.

(b) The defined term “Debt Service Coverage Ratio” appearing in section 1.1 of the Credit Agreement is amended and restated in it is entirety to read as follows:

“Debt Service Coverage Ratio” means, as to any Person, the relationship expressed as a numeric ratio, between:

(a) (i) EBITDA, minus (ii) income taxes paid in cash, minus (iii) 50% of depreciation expense, plus (iv) payments received on the agreements and leases described in the defined term OTA Assets which are recognized as a return of principal to such Person, to

(b) the sum of (i) interest expense paid in cash in respect of Indebtedness for borrowed money, and (ii) scheduled principal payments made with respect to Indebtedness for borrowed money;

all as determined, without duplication, for such Person and its Consolidated Subsidiaries for the 12-month period ending as of the end of the applicable fiscal quarter.

(c) The defined term Unencumbered Liquidity appearing in section 1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Unencumbered Liquidity” means, at any determination date, an amount equal to (a) the amount available to be borrowed as Revolving Loans under section 2.1 of the OES Credit Agreement on such determination date plus (b) the aggregate amount of the Loan Parties’ funds on deposit with the Bank on such determination date.

(d) Section 6.1(b) of the Credit Agreement is amended and restated in its entirety to read as follows:

(b) on or after December 31, 2013 and so long as (i) no Default or Event of Default exists and (ii) the Debt Service Coverage Ratio is greater than 1:50:1:00, in each case both before and after giving effect thereto on a pro-forma basis as of the date such Restricted Payments are made, Restricted Payments to repurchase its outstanding Equity Interests in an aggregate amount not to exceed $5,000,000.

(e) Section 6.7 of the Credit Agreement is amended by deleting the word “and” after subsection (j) thereof, inserting the word “; and” after subsection (k) thereof and inserting the following subsection (l) to appear in proper alphabetical order therein:

(l) acquisitions and other investments not otherwise permitted pursuant to this section 6.7 in an aggregate amount (net of, in the case of investments, cash returns received in respect of such investments from time to time) not to exceed $3,000,000 in any fiscal year; provided, that no Default or Event of Default exists before or after giving effect to any such acquisition or investment and, provided, further, that OES comply with section 5.11.

(f) Section 6.12 of the Credit Agreement is amended and restated in its entirety to read as follows:

6.12 Unencumbered Liquidity; Debt Service Coverage Ratio.

(a) Unencumbered Liquidity. Prior to the Debt Service Period, permit the average Unencumbered Liquidity to be less than $20,000,000 during any period of three consecutive Business Days through and including the Revolving Loan Maturity Date.

(b) Debt Service Coverage Ratio. Permit the Debt Service Coverage Ratio to be less than 1.25:1.00 as of the last day of any fiscal quarter, commencing with the fiscal quarter ending December 31, 2013.

(g) Section 6.13 of the Credit Agreement is amended and restated in its entirety to read as follows:

6.13 Minimum EBITDA; Funded Debt to EBITDA Ratio.

(a) Minimum EBITDA. Permit, EBITDA to be less than (i) $(850,000) as of June 30, 2013 for the 3-month period ending on such date and (ii) $800,000 as of September 30, 2013 for the 3-month period ending on such date

(b) Funded Debt to EBITDA Ratio. Permit the Funded Debt to EBITDA Ratio to be greater than 2.50:1.00 as of the last day of any fiscal quarter, commencing with the fiscal quarter ending December 31, 2013.

4. Effectiveness of the Amendment. This Amendment shall become effective upon execution and delivery hereof by the parties and receipt by the Bank of

(a) a certificate of each Loan Party, dated the date hereof and executed by an officer or manager of such Loan Party, which shall certify (i) the resolutions of its Board of Directors, members, managers or other body authorizing the execution, delivery and performance of this Amendment, and the transactions contemplated hereby and thereby, (ii) that the organizational documents of such Loan Party previously delivered to the Bank remain in full force and effect, unamended as of the date hereof, (iii) the name, title and true signatures of the officers, managers or members of such Loan Party, authorized by the resolutions to execute, deliver and perform its obligations under this Amendment, and the transactions contemplated hereby and (iv) a certificate of status for such Loan Party from its jurisdiction of organization; and

(b) such other amendments, forms, certificates, agreements, documents and instruments as the Bank may reasonably request.

5. Limited Waiver; Consent.

(a) Limited Waiver. Events of Default exist under section 6.13 of the Credit Agreement because of the Loan Parties’ failure to obtain the minimum EBITDA required thereby (together with any cross-default caused by such failure, the “Existing Default”). The Loan Parties acknowledge the existence of the Existing Default. The Bank waives the Existing Default (the “Waiver”). Other than the Waiver, nothing contained herein nor the making of future Loans under the Credit Agreement shall be construed by any Loan Party as a waiver by the Bank of: (i) any of its right and remedies under the Credit Agreement, the Loan Documents, at law or in equity or (ii) such Loan Party’s continued compliance with each representation, warranty, covenant and provision of the Credit Agreement and the other Loan Documents. Other than the Waiver, each Loan Party acknowledges and agrees that no waiver of any provision of the Credit Agreement or the other Loan Documents by the Bank has occurred (or will occur by the making of future Loans under the Credit Agreement), except for those specifically given by the Bank in writing, and that nothing contained herein shall impair the right of the Bank to require strict performance by each Loan Party of the

Credit Agreement and the other Loan Documents. Further, as provided in section 9.9 of the Credit Agreement, each Loan Party acknowledges and agrees that no delay by the Bank in exercising any right, power or privilege under the Credit Agreement or any other Loan Document shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege thereunder shall preclude other or further exercise thereof or the exercise of any other right, power or privilege.

(b) Consent. Subject to the satisfaction of the conditions set forth in section 4 of this Amendment, the Bank hereby consents (the “Consent”) to (i) the acquisition by the Borrower of [a] all of the outstanding capital stock of HMI, and [b] all of the outstanding membership interests of HLED, in each case pursuant to the Stock and Unit Purchase Agreement dated as of May 22, 2013, as amended to date (as so amended, the “Purchase Agreement”) by and among the Borrower, HMI, HLED and the shareholders and members of HMI and HLED and (ii) the consummation by the Borrower of the transactions contemplated by the Purchase Agreement.

6. Representations and Warranties. Each of the Loan Parties represents and warrants to the Bank that:

(a) The execution and delivery of this Amendment and the other agreements, documents and instruments referred to in section 4, is within its power and authority, has been duly authorized by all proper action on the part of such Loan Party, is not in violation of any existing law, rule or regulation of any governmental agency or authority, any order or decision of any court, the organizational documents of such Loan Party or the terms of any agreement, restriction or undertaking to which such Loan Party is a party or by which it is bound, and do not require the approval or consent of the holders of Equity Interests of any of the Loan Parties, any governmental body, agency or authority or any other person or entity other than those consents and approvals in full force and effect.

(b) This Amendment has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c) After giving effect to the Waiver and the Consent, the representations and warranties contained in the Credit Agreement are correct and complete in all respects (in the case of representations and warranties qualified by materiality, whether by reference to “material,” “in all material respects,” or “Material Adverse Effect” or similar terms or phrase) or in all material respects (in the case of all other representations and warranties) as of the date of this Amendment (except to the extent such representation or warranty relates to a stated earlier date in which case it shall continue to be true and correct in all respects (in the case of representations and warranties qualified by materiality, whether by reference to “material,” “in all material respects,” or “Material Adverse Effect” or similar terms or phrase) or in all material respects (in the case of all other representations and warranties) as of such date), and no condition or event exists or act has occurred that, with or without the giving of notice or the passage of time, would constitute a Default or an Event of Default under the Credit Agreement.

7. Miscellaneous.

(a) Expenses and Fees. The Loan Parties, jointly and severally, agree to pay on demand all reasonable out-of-pocket costs and expenses paid or incurred by the Bank in connection with the negotiation, preparation, execution and delivery of this Amendment, and all amendments, forms, certificates agreements, documents and instruments related hereto and thereto, including the reasonable fees and expenses of the Bank’s outside counsel.

(b) Amendments and Waivers. This Amendment may not be changed or amended orally, and no waiver hereunder may be oral, but any change or amendment hereto or any waiver hereunder must be in writing and signed by the party or parties against whom such change, amendment or waiver is sought to be enforced.

(c) Headings. The headings in this Amendment are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Amendment.

(d) Affirmation. Each party hereto affirms and acknowledges that the Credit Agreement as amended by this Amendment remains in full force and effect in accordance with its terms, as amended hereby.

(e) Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart hereto by facsimile or by electronic transmission of a portable document file (PDF or similar file) shall be as effective as delivery of a manually executed counterpart signature page hereto.

8. Acknowledgment, Consent and Reaffirmation of Guaranty. Each of the Loan Guarantors hereby acknowledges that pursuant to the Credit Agreement, it has absolutely and unconditionally guaranteed to the Bank the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Guaranteed Obligations, as affected hereby; acknowledges, consents and agrees to the Bank and the Loan Parties entering into this Amendment; and reaffirms that its obligations under the Credit Agreement, as amended hereby, remain in full force and effect. Notwithstanding anything to the contrary herein, in the Credit Agreement, in any Collateral Document or in any other Loan Document, no Loan Guarantor shall be deemed to have guaranteed, or granted any security interest to secure, any Related Rate Management Transaction if such Loan Guarantor is not an “eligible contract participant” (“ECP”) under Section 2(e) of the Commodity Exchange Act (or any successor provision) at the time at which such Related Rate Management Transaction is entered into or at such other time as such Loan Guarantor is required to be an ECP under the Commodity Exchange Act or any other applicable Requirement of Law in order to guaranty, or grant a security interest to secure, any Related Rate Management Transaction.

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IN WITNESS WHEREOF, the parties hereto have caused this Joinder and Second Amendment to Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BANK: JPMORGAN CHASE BANK, N.A.

By:
Richard B. Bennett, Authorized Signor

BORROWER: ORION ASSET MANAGEMENT, LLC

By:
Scott R. Jensen, Manager

LOAN PARTIES: ORION ENERGY SYSTEMS, INC.

By:
Scott R. Jensen, Chief Financial Officer

CLEAN ENERGY SOLUTIONS, LLC

By:
Scott R. Jensen, Manager

GREAT LAKES ENERGY TECHNOLOGIES, LLC

By:
Scott R. Jensen, Manager

HARRIS MANUFACTURING, INC.

By:
Scott R. Jensen, Director

HARRIS LED, LLC

By:
Scott R. Jensen, Director

Signature Page to Second Amendment to Credit Agreement